Exhibit 99.1

Freescale Semiconductor Announces Second Quarter 2010 Results

AUSTIN, Texas--(BUSINESS WIRE)--July 22, 2010--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the second quarter ended July 2, 2010.

Highlights for the second quarter include:

  Net sales of $1.11 billion;
  Trailing twelve month Adjusted EBITDA of $929 million;
  Cash and cash equivalents of $1.06 billion at July 2, 2010.

“Second quarter results showed continued growth in revenues and profitability for Freescale,” said Rich Beyer, chairman and CEO. “We are on a solid trajectory with four quarters of sequential growth, and our design win momentum continues to solidify our leadership in embedded processing solutions.”

Operating Results

Net sales for the second quarter of 2010 were $1.11 billion, compared to $1.02 billion in the first quarter of 2010 and $824 million in the second quarter last year.

The reported loss from operations for the three months ended July 2, 2010 was $18 million, compared to a loss of $61 million in the first quarter of 2010 and a loss of $345 million in the second quarter of 2009.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended July 2, 2010 were $136 million compared to earnings of $95 million in the first quarter of 2010 and a loss of $75 million in the second quarter of 2009.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) were $229 million for the second quarter of 2010, compared to $194 million in the first quarter of 2010 and $38 million in the second quarter of 2009.

Descriptions of adjusted gross margin, EBITDA, Adjusted EBITDA and adjusted operating earnings (loss), and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the second quarter of 2010 are as follows:

  Microcontroller net sales were $387 million in the second quarter of 2010, compared to $374 million in the first quarter of 2010 and $240 million in the second quarter of 2009.
  RF, Analog and Sensor net sales were $254 million in the second quarter of 2010, compared to $245 million in the first quarter of 2010 and $201 million in the second quarter of 2009.
  Networking and Multimedia net sales were $303 million in the second quarter of 2010, compared to $255 million in the first quarter of 2010 and $216 million in the second quarter of 2009.
  Cellular net sales were $133 million in the second quarter of 2010, compared to $121 million in the first quarter of 2010 and $138 million in the second quarter of 2009.
  Other net sales were $31 million in the second quarter of 2010 compared to $25 million in the first quarter of 2010 and $29 million in the second quarter of 2009.

Extinguishment of Long-term Debt

During April 2010, the company issued approximately $1.4 billion in senior secured notes and used the proceeds to extinguish $1.4 billion of near term maturities out to 2018, resulting in a non-cash charge of $366 million in the second quarter. This transaction, combined with an amend and extend transaction and bond offering in the first quarter of 2010, extended the maturities of $4.4 billion of long-term debt to 2016 and 2018.

Financial Position

Cash and cash equivalents were $1.06 billion on July 2, 2010, inclusive of interest payments, bond repurchases and capital expenditures.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Daylight Time on July 22, 2010. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial and networking markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations around the world. www.freescale.com.

Freescale™ and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2010.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	July 2,	April 2,	July 3,
	2010	2010	2009

Net sales	$1,108	$1,020	$824
Cost of sales	693	651	631
Gross margin	415	369	193
Selling, general and administrative	128	117	123
Research and development	190	191	211
Amortization expense for acquired intangible assets	121	121	122
Reorganization of businesses, contract settlement, and other	(6)	1	82
Operating loss	(18)	(61)	(345)

Gain (loss) on extinguishment or modification of long-term debt, net	(361)	(47)	21
Other expense, net	(154)	(153)	(135)
Loss before income taxes	(533)	(261)	(459)
Income tax expense (benefit)	5	(4)	25
Net loss	$(538)	$(257)	$(484)

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions)	July 2,	April 2,	July 3,
	2010	2010	2009

Adjusted gross margin	$453	$402	$255
Incremental depreciation and amortization expense	38	33	62
Gross margin	$415	$369	$193

Adjusted operating earnings (loss)	$136	$95	$(75)
Incremental depreciation and amortization expense	39	34	66
Amortization expense for acquired intangible assets	121	121	122
Reorganization of businesses, contract settlement, and other	(6)	1	82
Operating loss	$(18)	$(61)	$(345)

EBITDA excluding the effects of purchase accounting and other items	$229	$194	$38
Reorganization of businesses, contract settlement, and other	(6)	1	82
(Gain) loss on extinguishment or modification of long-term debt, net	361	47	(21)
Fair value adjustment on interest rate swaps and caps	6	6	1
EBITDA	$(132)	$140	$(24)
Depreciation	119	121	168
Amortization*	136	135	136
Interest expense, net	146	145	131
Income tax expense (benefit)	5	(4)	25
Net loss	$(538)	$(257)	$(484)

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

Note 1: Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, and reorganization of businesses and other charges. Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP). Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin or operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	July 2,	April 2,	July 3,
	2010	2010	2009

Microcontroller (a)	$387	$374	$240
Cellular (b)	133	121	138
Networking and Multimedia (c)	303	255	216
RF, Analog and Sensors (d)	254	245	201
Other (e)	31	25	29
	$1,108	$1,020	$824

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous items.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

(in millions)	Twelve months ended July 2, 2010

Net loss	$(1,319)
Interest expense, net	549
Income tax benefit	(259)
Depreciation and amortization*	1,092
EBITDA	$63
Non-cash stock-based employee compensation (1)	28
Other non-cash charges (2)	16
Non-recurring/one-time items (3)	627
Cost savings (4)	154
Other defined terms (5)	41
Adjusted EBITDA	$929

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of FASB ASC 718, Compensation--Stock Compensation.

(2) Reflects the non-cash charges related to impairments of strategic investments, property, plant, and equipment, and other non-cash items.

(3) Reflects gain on debt extinguishment, loss on modification of debt, and our reorganization of business program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Note 2: Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facility. We believe that the presentation of Adjusted EBITDA for the twelve months ended July 2, 2010 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The definition of Adjusted EBITDA in the indentures and the Credit Facility allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	July 2,	April 2,	July 3,
	2010	2010	2009

ASSETS
Cash and cash equivalents	$1,064	$1,191	$1,292
Short-term investments	-	-	20
Accounts receivable, net	470	432	374
Inventory, net	636	617	660
Other current assets	295	326	362
Total current assets	2,465	2,566	2,708

Property, plant and equipment, net	1,196	1,234	1,589
Intangible assets, net	535	657	1,023
Other assets, net	326	337	354
Total assets	$4,522	$4,794	$5,674

LIABILITIES AND STOCKHOLDERS' DEFICIT
Notes payable and current portion of long-term debt and capital lease obligations	$67	$96	$115
Accounts payable	409	355	235
Accrued liabilities and other	485	494	464
Total current liabilities	961	945	814

Long-term debt	7,633	7,378	7,491
Deferred tax liabilities	128	130	383
Other liabilities	477	486	367

Stockholders' deficit	(4,677)	(4,145)	(3,381)
Total liabilities and stockholders' deficit	$4,522	$4,794	$5,674

Freescale Semiconductor Holdings I, Ltd.
Cash Flow Summary
(Unaudited)

	Three months ended
(in millions)	July 2,	April 2,	July 3,
	2010	2010	2009

Cash flows from operations	$120	$26	$(68)

Cash flows from investing activities	$(74)	$(48)	$446

Cash flows from financing activities	$(153)	$(135)	$(38)

Effect of exchange rate change on cash and cash equivalents	$(20)	$(15)	$13

CONTACT:
Freescale Semiconductor
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com